CONSENT OF EHRHARDT KEEFE STEINER & HOTTMAN PC

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 20, 1999 appearing in Bion Environmental Technologies, Inc.'s Annual Report on Form 10-KSB for the year ended June 30, 1999.



/s/ Ehrhardt Keefe Steiner & Hottman PC
EHRHARDT KEEFE STEINER & HOTTMAN PC



Denver, Colorado
December 20, 1999